
                                          SUBSIDIARIES OF THE REGISTRANT
                                       (Upon the completion of Transaction)



                                                                                                       State of
                                                                           Percentage of           Incorporation or
              Parent                            Subsidiary                   Ownership               Organization
-------------------------------------------------------------------------------------------------------------------

MFS Financial, Inc.                 Mutual Federal Savings Bank                 100%               Maryland
Mutual Federal Savings Bank         First M.F.S.B. Corporation                  100%               Indiana
Mutual Federal Savings Bank         Third M.F.S.B. Corporation                  100%               Indiana



     It is contemplated that the financial statements of the Registrant will be consolidated with Mutual Federal Savings Bank.